Exhibit 10.4
MASTER CONFIDENTIAL DISCLOSURE AGREEMENT
between
SYNOVUS FINANCIAL CORP.
and
TOTAL SYSTEM SERVICES, INC.
Dated November 30, 2007

MASTER CONFIDENTIAL DISCLOSURE AGREEMENT
     This MASTER CONFIDENTIAL DISCLOSURE AGREEMENT (this “Agreement”), dated as of November 30, 2007, between Synovus Financial Corp., a Georgia corporation (“Synovus”), and Total System Services, Inc., a Georgia corporation (“TSYS”).
     WHEREAS, Synovus, Columbus Bank and Trust Company and TSYS have entered into an Agreement and Plan of Distribution, dated as of October 25, 2007 (as the same may be amended from time to time, the “Distribution Agreement”), which provides, subject to the terms and conditions in the Distribution Agreement, among other things, for the distribution of the common stock of TSYS held by Synovus as of a certain date to the shareholders of Synovus; and
     WHEREAS, as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).
     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. For the purpose of this Agreement the following capitalized terms are defined in this Section 1.1 and shall have the meaning specified herein:
     (a) “Affiliated Company” means, with respect to Synovus, any entity that, after the Effective Time, directly or indirectly is controlled by, or is under common control with, Synovus, other than any Subsidiary of Synovus, and, with respect to TSYS, any entity that, after the Effective Time, directly or indirectly is controlled by, or is under common control with TSYS, other than any Subsidiary of TSYS. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or other interests, by contract or otherwise. For the avoidance of doubt, TSYS is not an Affiliated Company of Synovus for purposes of this Agreement.
     (b) “Agreement” has the meaning set forth in the preamble to this Agreement.
     (c) “Ancillary Agreements” has the meaning given to it in the Distribution Agreement.
     (d) “Commercial Agreements” has the meaning given to it in Section 6.14.
     (e) “Confidential Information” means, subject to Section 6.14, information, Trade Secrets, technical data and know-how that is not otherwise in the public domain, that is directly related to the operation of the business of the Disclosing Party and that is either (i) known to or in the possession of the Receiving Party as of the Effective Time or (ii) disclosed to the Receiving Party after the Effective Time in connection with the performance under any Transaction Agreement or any Commercial Agreement.

Confidential Information shall include, with respect to a Disclosing Party, all Customer Data of such Disclosing Party. Confidential Information may include information relating to, by way of example, research, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, marketing or finances, and may be in writing, disclosed orally or learned by inspection of computer programming code, equipment or facilities.
     (i) Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party’s Confidential Information for purposes herein.
     (ii) Notwithstanding the foregoing provisions of this Section 1.1(d), Confidential Information shall exclude information that: (i) was in the Receiving Party’s lawful possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than solely through the prior relationship of the Disclosing Party and the Receiving Party before the Effective Time; (ii) information that was lawfully possessed by both the Receiving Party and the Disclosing Party prior to the Effective Time and that pertains to both the business of the Receiving Party and the business of the Disclosing Party; (iii) is or becomes a matter of public knowledge through no fault of the Receiving Party and other than as a consequence of any unauthorized disclosure, act or omission by the Receiving Party or its Representatives; (iv) is lawfully received by the Receiving Party from a Third Party without a duty of confidentiality; (v) is independently developed by the Receiving Party without violating any obligations hereunder; or (vi) is disclosed by the Receiving Party with the Disclosing Party’s prior written approval.
     (f) “Confidentiality Period” means, (i) with respect to Confidential Information that is not a Trade Secret, five (5) years after the later to occur of (A) the Effective Time, and (B) the date of disclosure to the Receiving Party, and (ii) with respect to Trade Secrets, the later to occur of (A) the date that is five (5) years after the later to occur of the Effective Time and the date of disclosure to the Receiving Party, and (B) the date on which the relevant Trade Secret is no longer a Trade Secret.
     (g) “Customer Data” means all data and information pertaining to any customer of a Disclosing Party and submitted to the Receiving Party by the Disclosing Party, or received by the Receiving Party on behalf of the Disclosing Party.
     (h) “Disclosing Party” means the party disclosing the relevant Confidential Information.
     (i) “Distribution Agreement” has the meaning set forth in the recitals to this Agreement.
     (j) “Effective Time” has the meaning set forth in the Distribution Agreement.
     (k) “Express Purpose” means: (i) with respect to the Receiving Party or any of its Representatives, to perform or assist the Receiving Party to perform its obligations and exercise its rights under any of the Transaction Agreements, (ii) with respect to the Receiving Party or any of its Representatives, to perform or assist the Receiving Party to perform its obligations and exercise its rights under any of the Commercial Agreements and (iii) with respect to a sublicensee permitted under a Transaction Agreement or Commercial Agreement, to exercise its rights under such Transaction Agreement or Commercial Agreement.
     (l) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.
     (m) “Receiving Party” means the recipient of the relevant Confidential Information.
     (n) “Representatives” has the meaning set forth in Section 2.2 of this Agreement.
     (o) “Restricted Assignment Period” has the meaning given to it in the Distribution Agreement.
     (p) “Subsidiary” has the meaning given to it in the Distribution Agreement.
     (q) “Synovus” has the meaning set forth in the preamble to this Agreement.
     (r) “Third Party” means a Person other than Synovus and its Representatives and TSYS and its Representatives.
     (s) “Trade Secret” has the meaning given to it in the Georgia Trade Secrets Act, O.C.G.A. § 10-1-761.
     (t) “Transaction Agreements” means the Distribution Agreement and the Ancillary Agreements.
     (u) “TSYS” has the meaning set forth in the preamble to this Agreement.
ARTICLE II
CONFIDENTIALITY
     Section 2.1 Confidentiality and Non-Use Obligations. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, including the utilization of security devices or procedures designed to prevent unauthorized access to such materials, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own confidential information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in this Agreement, the Distribution Agreement or any other Ancillary Agreement or any applicable Commercial Agreement, (iii) not disclose such Confidential Information to any Third Party, except, subject to applicable law, as expressly permitted under this Agreement, the Distribution Agreement or any other Ancillary Agreement, any applicable Commercial Agreement or in any other agreements entered into between the parties in writing, without the prior written consent of the Disclosing Party and (iv) not use the Confidential Information to the commercial or competitive disadvantage of the Disclosing Party. Each party shall instruct its officers, employees, agents, contractors and professional advisors (a) of its confidentiality obligations hereunder and (b) not to attempt to circumvent any such security procedures and devices. Each party’s obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably accomplishes the purposes here intended.
     Section 2.2 Use and Disclosure. The Receiving Party may use the Confidential Information solely for the Express Purpose and disclose the Confidential Information to its directors, officers, employees, professional advisors, agents, contractors, Affiliated Companies and Subsidiaries, and their respective directors, officers, employees, agents, contractors and sublicensees (collectively, “Representatives”) solely where such disclosure is reasonably necessary for the Express Purpose, and provided that the Receiving Party may also disclose the Confidential Information to its sublicensees only if permitted to do so under a Transaction Agreement or an applicable Commercial Agreement. The Receiving Party’s disclosure to its Representatives shall be subject to applicable law and the sublicensee’s agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement. The Receiving Party shall use commercially reasonable efforts to ensure that with regard to its Representatives’ use and possession of Confidential Information, such Representatives observe confidentiality obligations at least as protective as those in this Agreement and shall be liable if such Representatives cause a breach of this Agreement, and for such Representatives’ failure to comply with obligations at least as protective as those in this Agreement. Each Party agrees that (i) disclosure or use of Confidential Information in breach of this Agreement could cause considerable commercial and financial detriment to the Disclosing Party, (ii) damages may be inadequate compensation for breach of this Agreement and (iii) if any Confidential Information is disclosed or used (or threatened to be disclosed or used) in breach of this Agreement, then the Disclosing Party may seek, in addition to any other remedies available to it, equitable relief (including but not limited to specific performance and injunction).
     Section 2.3 Compelled Disclosure. If the Receiving Party or any of its Representatives believes that it is or will be compelled by a court or other authority or the rules of a stock exchange to disclose Confidential Information of the Disclosing Party, it shall (i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement; provided, however, the Receiving Party must disclose, and ensure that the Representative discloses, only the minimum Confidential Information (as applicable) and (ii) reasonably cooperate with the Disclosing Party in its attempts to oppose such disclosure, provided that the Disclosing Party first agrees to pay the reasonable costs of the Receiving Party in connection therewith.
     Section 2.4 No Restriction on Disclosing Party. Subject to Section 2.7, nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.
     Section 2.5 No Restriction on Reassignment. This Agreement shall not restrict reassignment of the Receiving Party’s employees.

     Section 2.6 Third Party Agreements. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.
     Section 2.7 Information Security. The Receiving Party of any Customer Data of the Disclosing Party shall be responsible for establishing, implementing, maintaining and performing a reasonable information security program (including physical security of physical items) that is reasonably designed to (i) ensure the security and confidentiality of such Customer Data, (ii) protect against any anticipated threats or hazards to the security or integrity of such Customer Data, (iii) protect against unauthorized access to or use of such Customer Data that could result in substantial material harm to the Disclosing Party or any of its customers and (iv) ensure the proper disposal of such Customer Data. The Disclosing Party shall maintain reasonable security for its own systems, servers, and communications links as is reasonably designed to (a) protect the security and integrity of its Customer Data to the extent within the Disclosing Party’s control, and (b) protect against unauthorized access to or use of the Receiving Party’s systems and servers on which Customer Data of the Disclosing Party is stored to the extent within the Disclosing Party’s control. The Receiving Party will (1) take appropriate action to address any incident of unauthorized access to Customer Data of the Disclosing Party and (2) notify the Disclosing Party as soon as possible of any incident of unauthorized access to Customer Data and any other breach in the Receiving Party’s security that materially affects the Disclosing Party or the Disclosing Party’s customers. Either party may change its security procedures from time to time as commercially reasonable to address operations risks and concerns in compliance with the requirements of this section.
ARTICLE III
WARRANTY DISCLAIMER
     EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN “AS IS, WHERE IS” BASIS AND THAT NEITHER PARTY NOR ANY OF ITS REPRESENTATIVES HAS MADE OR WILL MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT, OR AS TO THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.
ARTICLE IV
TERM AND TERMINATION
     Section 4.1 Term. This Agreement shall remain in full force and effect until the earlier to occur of: (i) the expiration of the last Confidentiality Period; and (ii) the termination of this Agreement by the mutual written agreement of the parties.

     Section 4.2 Survival. Articles II (with respect to Confidential Information acquired or disclosed prior to the date of termination), III, IV, V, VI and VII shall survive any termination of this Agreement.
     Section 4.3 Return of Confidential Information.
     (a) Distribution or Ancillary Agreements. With respect to Confidential Information disclosed in connection with the Distribution Agreement or any Ancillary Agreement, upon the earlier to occur of: (i) the termination or expiration of this Agreement and (ii) the termination of the Distribution Agreement or the whole or any part of any Ancillary Agreement, the Receiving Party shall (and shall procure that its Affiliated Companies and Representatives shall) promptly but in no event later than thirty (30) days following a request made in writing by the Disclosing Party: (x) return to the Disclosing Party or destroy (at the sole option of the Receiving Party) all Confidential Information of the Disclosing Party in the possession or control of the Receiving Party (including, without limitation, all documents, records, notebooks, data, reports, notes, compilations, computer files, data and programs, and similar repositories or materials and any and all copies or reproductions thereof), as directed by the Disclosing Party; provided, however, (1) the Confidential Information to be so returned or destroyed shall be limited to such Confidential Information that is not necessary for the performance by the Receiving Party under any then effective Commercial Agreement and (2) in case of a termination of the whole or part of any Ancillary Agreement (other than this Agreement), the Confidential Information to be so returned or destroyed shall be limited to such Confidential Information disclosed by the Disclosing Party in connection with such terminated Ancillary Agreement, or part thereof, as the case may be; and (y) deliver to the Disclosing Party a certificate signed by a duly authorized officer of the Receiving Party supervising such return and destruction, certifying such return or destruction in accordance with the provisions of this Agreement.
     (b) Commercial Agreements. With respect to Confidential Information disclosed in connection with any Commercial Agreement, upon the termination or expiration of such Commercial Agreement, the Receiving Party shall (and shall procure that its Affiliated Companies and Representatives shall) promptly but in no event later than thirty (30) days following a request made in writing by the Disclosing Party: (x) return to the Disclosing Party or destroy (at the sole option of the Receiving Party) Confidential Information of the Disclosing Party in the possession or control of the Receiving Party (including, without limitation, all documents, records, notebooks, data, reports, notes, compilations, computer files, data and programs, and similar repositories or materials and any and all copies or reproductions thereof), as directed by the Disclosing Party; provided, however, the Confidential Information to be so returned or destroyed shall be limited to such Confidential Information disclosed by the Disclosing Party in connection with such terminated Commercial Agreement and shall not require the destruction of any Confidential Information necessary for the performance of the Receiving Party under the Distribution Agreement, any Ancillary Agreement or any other then effective Commercial Agreement; and (y) deliver to the Disclosing Party a certificate signed by a duly authorized officer of the Receiving Party supervising such return and destruction, certifying such return or destruction in accordance with the provisions of this Agreement.
     (c) Notwithstanding the foregoing provisions of Sections 4.3(a) and (b), the Receiving Party may retain Confidential Information if required to do so by applicable law, provided that the Receiving Party shall notify the Disclosing Party in writing of such obligation, and (A) may not use such retained Confidential Information for any purpose not strictly required to comply with such law, and (B) shall at the Disclosing Party’s option, return or destroy such retained Confidential Information as soon as practicable after it is no longer required by law to retain it.
ARTICLE V
LIMITATION OF LIABILITY
     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Section 6.1 Dispute Resolution. Any dispute arising out of or relating to the performance, breach or interpretation of this Agreement shall be handled in accordance with Section 5.5 of the Distribution Agreement.
     Section 6.2 Export Restrictions. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.
     Section 6.3 No Implied Licenses. The Receiving Party acknowledges that the Confidential Information is the exclusive property of the Disclosing Party, and the Disclosing Party has the exclusive right, title and interest to its Confidential Information. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, or under any intellectual property right, other than the rights expressly granted in this Agreement, to the Confidential Information. Neither party is required hereunder to furnish or disclose to the other any technical or other information.
     Section 6.4 Infringement Suits. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party’s authorized use of the Disclosing Party’s Confidential Information.
     Section 6.5 Entire Agreement. This Agreement, the Distribution Agreement, the other Ancillary Agreements, and the Commercial Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Notwithstanding the foregoing, the parties agree that any agreements entered into between them after the Effective Time for the protection of specific Confidential Information shall supersede the terms of this Agreement with respect to such Confidential Information.
     Section 6.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.
     Section 6.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     Section 6.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation) or (iv) one (1) Business Day after being deposited with an overnight courier service and addressed to the respective parties as follows:

if to Synovus:

Synovus Financial Corp.
1111 Bay Avenue
Suite 500
Columbus, GA 31901
Attention: Chief Financial Officer
Telecopy: (706) 649-4819

if to TSYS:

Total System Services, Inc.
1600 First Avenue
Columbus, GA 31901
Attention: Chief Financial Officer
Telecopy: (706) 644-1725
or to such other address as a party may request by notifying the other in writing. As used in this Section 6.8, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions located in the city of Columbus, Georgia are authorized or obligated by law or executive order to close.

     Section 6.9 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, except as otherwise expressly provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, by any party without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void; provided further, that a party may assign this Agreement in connection with: (i) a merger transaction in which such party is not the surviving entity or (ii) the sale, transfer, exchange or other disposition by such party of all or substantially all of its assets, so long as, in either case, if such merger or asset sale transaction occurs during the Restricted Assignment Period, the rating of the assignee, following the consummation of such merger or asset sale transaction, shall be BBB- or better from Standard & Poor’s and Baa3 or better from Moody’s Investor Services, Inc. (or if Standard & Poor’s or Moody’s Investor Services, Inc. shall change their rating designations after the date of this Agreement, a comparable rating or better under such new designations), and upon the effectiveness of any such valid assignment the assigning party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such assets shall agree in writing, in form and substance reasonably satisfactory to the other party, to be bound by the terms of this Agreement as if named as a “party” hereto. The Receiving Party’s assignment of this Agreement shall not relieve it of any of its obligations hereunder.
     Section 6.10 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or binding arbitrator by any court or in any binding arbitration to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     Section 6.11 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     Section 6.12 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.
     Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

     Section 6.14 Existing Agreements. Notwithstanding anything to the contrary in this Agreement, Confidential Information shall not include, and this Agreement shall not in any way apply to, any confidential information exchanged pursuant to those agreements between the parties and/or their respective Subsidiaries set forth on Schedule A hereto to the extent such agreements contain provisions governing the use and disclosure of confidential information. Those agreements set forth on Schedule A that do not include such a provision are referred to herein as the “Commercial Agreements” and the disclosure and use of confidential information under such Commercial Agreements is governed by the terms and conditions of this Agreement.
     Section 6.15 Effectiveness. This Agreement shall become effective upon the Effective Time and prior thereto shall be of no force or effect. If the Distribution Agreement shall be terminated in accordance with its terms prior to the occurrence of the Effective Time, this Agreement and any actions or agreements contemplated hereby shall automatically be terminated and of no force or effect.
[Signature page follows]

     WHEREFORE, the parties have signed this Master Confidential Disclosure Agreement effective as of the Effective Time.

SYNOVUS FINANCIAL CORP.		TOTAL SYSTEM SERVICES, INC.

By:	/s/ Thomas J. Prescott	By:	/s/ James B. Lipham

Name:	Thomas J. Prescott	Name:	James B. Lipham

Title:	Executive Vice President and Chief Financial Officer	Title:	Senior Executive Vice President and Chief Financial Officer

[Signature page to Master Confidential Disclosure Agreement]